Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-238247, 333-233432, 333-225680, 333-215682, 333-252199), Form S-3 (Nos. 333-272149, 333-265409, 333-255038, 333-223530) and Form S-8 (Nos. 333-248837, 333-249320, 333-232348, 333-218499, 333-196533, 333-188839, 333-260216, 333-272003, 333-274890, 333-276349, 333-282441) of InspireMD Inc. of our report dated March 12, 2025 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 12, 2025	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited